EXHIBIT 12


                            AGREEMENT OF JOINT FILING

                                                                   July 11, 2002

                  In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the common stock, no par value, of FEI Company and that this agreement be included as an Exhibit to such filing.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

                            (Signature page follows)



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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                    KONINKLIJKE PHILIPS ELECTRONICS N.V.


                    By:     /s/ ARIE WESTERLAKEN
                       ---------------------------------------------------------
                       Name:    Arie Westerlaken
                       Title:   General Secretary




                    PHILIPS BUSINESS ELECTRONICS INTERNATIONAL B.V.


                    By:/s/ J.C. LOBBEZOO
                       ---------------------------------------------------------
                       Name:    J.C. Lobbezoo
                       Title:   Member Management Board


                    By:/s/ A.P.M. VAN DER POEL
                       ---------------------------------------------------------
                       Name:    A.P.M. van der Poel
                       Title:   Member Management Board